Exhibit 1.01

Conflict Minerals Report of Kornit Digital Ltd.

Introduction

Kornit Digital Ltd. (“Kornit,” “we,” the “Company” or “our company”) is a leading global developer and provider of innovative digital solutions for the printed textile industry. We aim to transform the industry by shifting demand generators and fulfillers from outdated and stagnant analog processes to innovative digital processes. Our solutions are designed to enable our customers to remain relevant, reduce waste, and adapt to shifting supply chain dynamics.

We focus on the rapidly growing high throughput DTG (direct to garment) and DTF (direct to fabric) segments of the printed textile industry. Our solutions include our proprietary digital printing systems, ink, and other consumables, associated software and value-added services. These solutions allow for printing large scale, short to medium runs, of complex images and designs directly on finished garments and fabrics. Our customers include fulfillers and demand generators, such as brands, licensors, and content creators, primarily within the fashion, apparel and home décor segments of the industry.

We have developed and are offering a broad portfolio of differentiated digital printing solutions for the DTG market that provide answers to challenges faced by participants in the global printed textile industry. Our DTG solutions utilize our patented wet-on-wet printing methodology, which eliminates the common practice of separately coating and drying textiles prior to printing. This methodology also enables printing on a wide range of untreated fabrics, including cotton, wool, polyester, blends, lycra, and denim. Our patented NeoPigment ink and other consumables have been specially formulated to be compatible with our systems and overcome the quality-related challenges that pigment-based inks have traditionally faced when used in digital printing. Our software solutions simplify workflows in the printing process, by offering a complete solution from web order intake through graphic job preparation and execution.

Building on the expertise and capabilities that we have accumulated in developing and offering differentiated solutions for the industrial DTG market, we also offer an industrial digital printing solution, the Presto, which targets the on-demand DTF market. While the DTG market generally involves printing on finished garments, the DTF market is focused on printing on fabrics that are subsequently converted into finished garments, home or office décor, and other items. The Presto and Presto MAX, like our predecessor DTF product, the Allegro, utilize our proprietary wet-on-wet printing methodology and house an integrated drying and curing system. It offers the sole single-step, eco-friendly, stand-alone industrial DTF digital textile printing solution available on the market, following its predecessor the Allegro. We primarily sell the Presto to innovative web-based businesses operating on-demand models that require a high degree of variety and limited quantity orders, as well as to fabric converters, which source large quantities of fabric and convert the untreated fabrics into finished materials to be sold to garment and home décor manufacturers. We believe that with the Presto Max we are well positioned to take advantage of the growing trend towards customized fashion, home décor and on-demand fabric printing, where there is an increased focus on sustainable production.

Consumers today have grown accustomed to shopping online with a vast selection of products advertising rapid shipping times; however, fulfillers and demand generators have historically relied on antiquated, pollutive, and labor-intensive production methods. With the rise of social media, consumers also increasingly expect that both their online and in-store shopping experiences will reflect the latest apparel trends, which are evolving more rapidly than ever before. To meet these consumer demands, many fulfillers and demand generators have faced rising inventories, higher variable costs, more unsold finished goods, and lower pricing.

When compared with analog methods of production, our solutions significantly reduce production lead times and enable our customers to produce smaller quantities of individually printed designs more effectively, sustainably, and cost-efficiently. Our solutions are also differentiated from other digital methods of production because they eliminate the need to pre-treat fabrics prior to printing, thereby offering our customers the ability to digitally print high quality images and designs on a variety of fabrics in a streamlined and environmentally friendly manner.

We have an attractive business model, with our growing installed base of systems driving recurring sales of ink and other consumables. Our ink and other consumables are specially formulated to enable our systems to operate at the highest throughput level while adhering to high print quality requirements.

We intend to capitalize on the continued growth of the DTG market by expanding our diverse global customer base, focusing particularly on fast-growing web-to-print businesses. We also seek to increase our sales to existing customers, particularly sales of our ink and other consumables. At the same time, we are pursuing new high-volume customers, including new customers in the screen replacement market, which should help drive an increase in the sale of ink and other consumables. We also expect to extend our serviceable addressable market by introducing new features and functionality that enhance the capabilities of our systems and inks and enable our systems to print on new types of media. We plan to accomplish these goals by investing in our direct sales force, developing new applications for our systems, introducing new solutions, and growing our relationships with channel partners. We constantly explore the possibility of adding new business models and concepts designed to grow our business and cater to our customers’ needs. We have recently begun piloting with our Apollo system, a new model, based on a price per impression produced on our system, which includes use of the system, consumables and service.

Our go-to-market strategy consists of a hybrid model of indirect and direct sales, with a trend towards adopting a direct sales model in certain key markets. We have historically generated a significant portion of our sales through a global network of independent agents, distributors and value-added resellers that we refer to as our channel partners. Our channel partners, in turn, sell the solutions they purchase from us to customers for whom we provide installation services, or sell and install our solutions on their own. Our channel partners work closely with our sales force and assist us by identifying potential sales targets, closing new business, and maintaining relationships with, and, in certain jurisdictions, providing support directly to our customers.

Maintenance and support for our systems is performed either by our own service organization or by service engineers employed by our distributors. This varies among the four regions we serve, depending on the infrastructure we have established in each region. We provide professional services directly to some of our customers in all regions. Our customers can renew maintenance and support contracts for additional periods by purchasing a maintenance and support package that covers remote support, software upgrades and onsite yearly maintenance or they can choose to rely on our support on a non-contractual time and material basis.

Kornit was founded in 2002 in Israel, shipped its first system in 2005 and, as of December 31, 2023, had approximately 1,100 active customers globally. As of December 31, 2023, we had 873 employees located primarily across four regions: Israel, America, Europe, and Asia Pacific. In the year ended December 31, 2023, we generated revenues of $219.8 million, representing a decrease of 19% as compared with the prior fiscal year. In the year ended December 31, 2023, we generated 56.2% of our revenues from the Americas region, 27.6% from the Europe, Middle East, and Asia (“EMEA”) region, 10.0% from the Asia Pacific region and 6.2% from other regions.

Conflict Mineral Rule Overview, Scope, and Covered Products:

Issuers that file reports with the Securities and Exchange Commission (“SEC”) under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), must comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which contains reporting requirements associated with conflict minerals that are necessary to the functionality or production of a product manufactured, or contracted to be manufactured, by an issuer. These reporting requirements are implemented by the SEC’s Rule 13p-1 under the Exchange Act (the “Rule”).

If a registrant cannot establish with absolute certainty that the necessary conflict minerals in its products originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or originate solely from recycled and/or scrap sources, the registrant must submit a specialized disclosure report under Form SD that describes the steps that the registrant took to determine the origin, or likely origin, of the necessary conflict minerals in its products or in the manufacture of its products.

If a registrant has reason to believe that any of the conflict minerals in its mineral supply chain may have originated in the DRC and/or a Covered Country, or if the registrant is unable to determine the absolute country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody, and the registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

As an SEC-registered issuer that offers products that include tin, tungsten, tantalum, and gold (“Conflict Minerals”) that are necessary for the production and/or functionality of those manufactured products, we are subject to this Rule. As part of our company’s desire to take responsibility for and concern ourselves with human rights issues, we decided to review our company’s supply chain according to the EU regulation’s guidance as well, and, based on that guidance, have included conflict-affected or high-risk areas (“CAHRAs”) when approaching suppliers for information. As such, we conduct due diligence on our minerals supply chain according to the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016) and related Supplements (the “OECD Due Diligence Guidance”). It should be noted that our company does not directly purchase or procure raw materials from the mine sites, as we are a downstream company. Instead, we (or our suppliers) purchase cassiterite, columbite-tantalite (coltan), wolframite, gold, or their derivatives, which presently are limited to tin, tantalum, tungsten, and gold (collectively “3TG”) - related materials, after processing by smelters or refiners.

Kornit is committed to responsible sourcing practices and ensuring that it does not benefit, directly or indirectly, from the propagation of armed conflict or human rights abuses in areas of conflict, such as the CAHRAs. The goal of the due diligence process is not to eliminate sourcing from the CAHRAs, but rather to ascertain, to our best possible knowledge and per the requirements of the Rule, the most reasonable country of origin of the necessary conflict minerals, which were necessary to the functionality or production of our products manufactured or contracted to manufacture in 2023, as detailed in the reasonable country of origin inquiry (“RCOI”) section below.

Reasonable Country of Origin Inquiry (RCOI)

Kornit is committed to ethical practices and compliance with all applicable laws and regulations. We are committed to working with our customers and suppliers to responsibly source the materials and components that we use to manufacture our products that may contain the necessary conflict minerals.

In accordance with our Conflict Minerals Policy, which can be viewed at: http://www.kornit.com/conflict-minerals-policy/, which is not incorporated by reference herein, Kornit has concluded in good faith that during the 2023 calendar year, we have manufactured and contracted to manufacture products containing all four Conflict Minerals and have determined that the use of these minerals is necessary to the functionality or production of our products.

We performed an RCOI simultaneously with the due diligence phase through which we sought to determine whether the Conflict Minerals necessary for the functionality or production of our products did or did not receive a compliant or active designation from the Responsible Minerals Initiative’s (“RMI”) independent smelter and refiner validation program, i.e., the Responsible Minerals Assurance Process (“RMAP”). This was conducted simultaneously due to the large number of applicable suppliers from which we source materials that we surveyed and the timeframe in which we needed to complete both the RCOI and due diligence efforts. Our RCOI employed several methods to assess whether the necessary Conflict Minerals in our products originated, or likely originated, from CAHRAs.

Based on the RCOI conducted, Kornit has reason to believe that a portion of the Conflict Minerals that are necessary for the functionality of its products originated, or likely originated, in the CAHRAs, and has reason to believe that those necessary Conflict Minerals may not be from entirely recycled or scrap sources. As part of our commitment to responsible sourcing, we do not seek to eliminate the sourcing of Conflict Minerals from the CAHRAs, but rather to source the necessary minerals from sources that do not directly or indirectly finance or benefit armed groups in those locations. Based on this result, we conducted due diligence activities and have detailed those efforts in this Conflict Minerals Report.

Due Diligence Design

In accordance with the Rule and Form SD, we undertook due diligence to determine whether the Conflict Minerals necessary for the functionality or production of our products, which were manufactured, or contracted to manufacture in 2023, originated from smelters or refiners (“SoRs”) that have received a complaint or active designation from the RMI’s RMAP Third Party Audit program for smelters or refiners. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework as set forth in the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD, 2016) (“OECD Framework”) and related supplements for Conflict Minerals.

The five steps defined in the OECD Due Diligence Guidance are: (1) establishment of strong internal company management systems; (2) identification and assessment of risks in the supply chain; (3) design and implementation of a strategy to respond to risks as they are identified; (4) carrying out independent third-party audits of smelters and refiners’ due diligence practices; and (5) reporting annually on supply chain due diligence.

Due Diligence Performed

The due diligence measures we undertook consisted primarily of:

a. Establishing strong company management systems - We reviewed and maintained our management systems that had been previously established through the following actions:

●	As part of our policy, Kornit strives to only use 3TG minerals from smelters or refiners that have been audited and verified as conflict-free compliant or active by the Responsible Minerals Assurance Process (“RMAP”) and requires its suppliers to only source 3TG minerals from verified smelters or refiners. More information on our sourcing expectations of suppliers can be found in our Conflict Minerals Policy, which is available at the following link: http://www.kornit.com/conflict-minerals-policy/, which is not incorporated by reference herein.

●	Updated the Conflict Minerals Governance Charter to set the Conflict Minerals annual work plan including: our steps for compliance, objectives, timelines, internal management, and cross functional team (such as supplier management, engineering, finance and legal) with identified roles and responsibilities, all to support supply chain due diligence.

●	Established a process whereby we engage with suppliers and refer them to training materials online, materials that include an overview of the relevant Conflict Minerals regulations and provide instructions on how to respond to the due diligence survey (that was based on the Conflict Minerals Reporting Template of at least version 6.01 or above).

●	Maintained a conflict minerals provision in our standard Terms and Conditions of Purchase to require suppliers to fully support Kornit’s efforts to keep its supply chain free from conflict minerals and comply with applicable governmental laws.

●	Maintained a process whereby we communicate the due diligence efforts to customers, suppliers and other relevant functions in our organization, as applicable.

●	Maintained a grievance mechanism whereby concerns and violations of the Conflict Minerals Policy should be reported to Kornit’s Chief Financial Officer and/or Global Product Regulation and Sustainability Manager (at Nir.Gonen@kornit.com).

●	Maintain relevant records for a minimum of five years.

b. Identified and assessed risks in the supply chain

As part of our risk-based approach, we have decided to focus on electronics suppliers and manufacturers. We assessed two primary risks in our supply chain: (1) the risk of not receiving timely and accurate information from the supplier; and (2) the risk of not being able to replace a supplier while trying to move towards the goal of responsibly sourcing all of the minerals and/or materials used in our products.

Based on this assessment method, we segmented our suppliers into three risk levels (high, medium and low). In order to allow us to invest our risk management efforts according to the supplier level of risk, we referred to Conflict Minerals-related risks based on supplier’s characteristics, such as: the volume of spending during 2023 and the extent to which we are dependent upon any particular supplier or, conversely, the availability of alternative suppliers.

We sent periodic reminders to any non-responsive suppliers to provide surveys or updated responses. We have identified, to the best of our efforts, the smelters/refiners in the supply chain by conducting a supply chain survey using the CMRT version 6.01 and above, which requests suppliers and manufactures to identify smelters or refiners and the country of origin, or likely country of origin, of the conflict minerals in the products that they supply to us. In addition, we compared smelters or refiners identified in the supply chain survey against the list of facilities that have received a complaint or active designation from the Responsible Minerals Assurance Process (“RMAP”), or other independent third-party audit programs. We documented the country of origin, or likely country of origin, information for the smelters or refiners identified in the supply chain survey as provided from the different sources, as reported in Annex 2.

c. Designed and implemented a strategy to respond to identified risks.

The findings of the supply chain risk assessment and due diligence process are reported to designated members of our senior management team — our CEO, CFO, EVP Operations, General Counsel and ESG Director, and Supply Chain Director, who are updated regarding major findings and/or red flags, as they arise. As part of our risk management strategy, we continue to conduct business with any flagged supplier while we investigate such supplier’s’ sourcing practices.

We contact suppliers whose responses are identified as incomplete, inconsistent, or inaccurate. We also review supplier responses to track smelters or refiners in our supply chain that supply us with Conflict Minerals and have not received a compliant or active designation based on the RMI’s RMAP or other independent third-party validation programs.

We referred suppliers to training materials online that included an overview of the Rule and instructions on how to complete the Conflict Minerals Reporting Template. We also sent follow up letters to unresponsive suppliers as well as those suppliers that declared the existence of Conflict Minerals in their supply chain from the CAHRAs from uncertified smelters or refiners, according to the RMI’s Standard Smelter List that provides an indication of all the smelters or refiners that are conformant or active according to the RMAP audit. These are suppliers that we classify as high risk.

Our supply chain due diligence is a dynamic process and requires on-going risk monitoring. Therefore, after implementing our risk mitigation strategy, we repeat Step 2 of the OECD guidelines to ensure effective management of risks. We have established procedures for employees, stakeholders, direct suppliers, and customers to communicate concerns about our responsible sourcing policies.

d. Reviewed independent third-party audit of smelter/refiner due diligence practices.

We are a downstream company and are multiple layers removed from the smelters or refiners that directly process the minerals and mineral ores that are essential to the production or functionality of our products, i.e., the necessary Conflict Minerals. Our constitution as a downstream company means that we do not directly perform audits of the smelters or refiners in its mineral supply chain. As a result, our due diligence efforts relied on reviewing information on the status of smelters or refiners participating in Third Party Audit programs and cross-industry initiatives, such as those led by the RMI’s RMAP.

e. Prepared an annual report on supply chain due diligence.

Kornit’s Conflict Mineral Policy states that we will comply with Section 1502 of the Dodd Frank Act, which includes filing a Form SD and this Conflict Minerals report with the SEC annually and posting such report publicly on our website at: https://ir.kornit.com/financial-information/sec-filings?items_per_page=10&page=2 . We have included such report on our website for the calendar year of 2023.

Results of Assessment

We conducted a supply-chain survey of the 320 direct suppliers and manufacturers that we identified as contributing the necessary conflict minerals to our products. Based on the survey, we are unable to determine with any level of certainty as to whether or not the Conflict Minerals used in our products may or may not have directly or indirectly financed armed groups in the CAHRAs. The overall response rate to our survey was approximately 62.14%1, which responses contained the names and locations of smelters or refiners (see Annex 1) and the reasonable countries of origin see (Annex 2) that process Conflict Minerals.

Of this response rate (i.e., the relevant suppliers that responded to the supply chain inquiry in 2023):

●	0.89% suppliers were classified as “DRC conflict free”

●	10.71% suppliers were classified as “Free no 3TG”

●	12.5% suppliers were classified as “Undefined from DRC”

●	12.05% suppliers were classified as “Undetermined not from DRC”

●	32.59% suppliers were classified as “Undetermined from DRC”

●	31.25% suppliers were classified as “Not from DRC”

[1]	The response rate includes those who reported with the new version and without it (6.13 & 6.22).

Status	2021	2022	2023
Completed CMRT	70.08%	75.17%	62.14%
DRC conflict free	3.78%	11.16%	0.89%
Free no 3TG	12.97%	13.48%	10.71%
Undefined from DRC	9.19%	9.30%	12.5%
Undetermined not from DRC	8.11%	12.09%	12.05%
Undetermined from DRC	65.41%	27.90%	32.59%
Not from DRC	0.54%	26.04%	31.25%

The terms above have the following meaning as part of our due diligence efforts:

●	“DRC conflict free” indicates the suppliers that reported that the Conflict Minerals being used in the products provided to Kornit originate from the DRC or the Covered Countries, but the smelters or refiners are approved by the RMI RMAP Program (“Responsible Minerals Assurance Process”).

●	“Free no 3TG” indicates the suppliers that reported that Conflict Minerals are not contained in the product, nor are they necessary for the functionality or included in the production of the products provided to Kornit.

●	“Undefined from DRC” indicates the suppliers that reported the Conflict Minerals being used in the products provided to Kornit originate, or likely originate from the DRC or the Covered Countries. The smelters or refiners are not approved by the RMI’s RMAP.

●	“Undetermined not from DRC” indicates the suppliers that reported the Conflict Minerals being used in the products do not originate from the DRC or the Covered Countries, but that they have not yet concluded their due diligence process so this determination could potentially change. Due diligence for these in scope suppliers will continue until the status changes or is confirmed.

●	“Undetermined from DRC” indicates the suppliers that reported that the Conflict Minerals being used in the products provided to Kornit originate, or likely originate, in the DRC or the Covered Countries and the smelters or refiners are approved by the RMI RMAP program, but they have not yet concluded their due diligence process, so this determination can potentially change. Due diligence for these in-scope suppliers will continue until the status changes or is confirmed.

●	“Not from DRC” indicates the suppliers that reported sourcing Conflict Minerals, but from countries other than the DRC or the Covered Countries.

We cannot assert with any level of certainty that our conclusions regarding the source, or likely source, and chain of custody of the necessary conflict minerals is accurate because we rely exclusively on information provided by our direct suppliers. In this regard, we have made reasonable inquiries in an effort to verify and assess the information provided based on the conclusions of an independent third-party audit program, i.e., the RMI’s RMAP validation program for smelters or refiners, or other relevant Third Party Audit bodies.

Despite the fact that some suppliers indicated that they source from the CAHRAs, these suppliers were unable to accurately report the specific smelters and/or refiners that were part of the supply chain for the components that were sold and which are necessary to the production and/or functionality of our products in 2023. Based on the lack of complete information from our suppliers, we are unable to determine with any level of certainty as to the complete list of facilities used to process those necessary Conflict Minerals, or their country of origin, and to conclude whether or not the Conflict Minerals used in our products may or may not have directly or indirectly financed armed groups in the CAHRAs. Our efforts to determine the mine(s) or location of origin included the use of the due diligence measures described above.

Smelters or refiners verified as conflict free or in the audit process:

Tin	60 of 76 (78.95%) - (58 compliant and 2 active smelters or refiners)
Tantalum	26 of 28 (89.19%) - (26 compliant and 0 active smelters or refiners)
Tungsten	23 of 44 (52.27%) - (23 compliant and 0 active smelters or refiners)
Gold	116 of 201 (57.71%) - (114 compliant and 2 active smelters or refiners)
Total	231 of 350 (66.00%) - (223 compliant and 8 active smelters or refiners)

Smelters or refiners: 2021-2022-2023

Status	2023	2022	2021
Verified Conflict Free	221 (63.32%)	223 (63.70%)	227 (67.36%)
Participating in an audit process	4 (1.15%)	8 (2.29%)	17 (5.04%)
Not Participating	124 (35.53%)	119 (34.00%)	93 (27.60%)
Total	349 (100%)	350 (100%)	337 (100%)

Additional Risk Factors

The statements above are based on the RCOI process and supply due diligence that we in good faith conducted for 2023. These statements are based on the information available at the time of the writing and publication of this report. A number of factors could introduce errors or otherwise may affect our conclusions.

These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, errors and/or omissions by suppliers, confusion over requirements of the Rule, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered through a reasonable search, errors in public data, language barriers and translation, supplier unfamiliarity with the Rule, conflict-area sourced materials declared secondary materials, companies that went out of business in 2023, and smuggling of Conflict Minerals to countries beyond the CAHRAs.

We do not collect information from our suppliers on a continuous and real-time basis. Instead, we only collect such information in the context of the CMRTs provided by the suppliers at the time of the publication of this report. We cannot be certain about our conclusions regarding the source and chain of custody of the necessary Conflict Minerals as such information comes from direct suppliers, though we do verify their declarations against the conclusions of independent third-party audit programs, such as the RMI’s RMAP program.

Continuous improvement efforts to mitigate risk

We will continue working with our global supply chain in an effort to achieve responsible sourcing and compliance with international regulations, including through the following actions:

●	Continue to conduct and report annually on supply chain due diligence for the applicable Conflict Minerals, as required by the Rule.

●	Work with suppliers that did not respond to our 2023 survey to help them understand the importance of this initiative to Kornit and to encourage their participation in the 2024 survey.

●	Attempt to validate supplier responses using information collected via independent, conflict-free smelter validation programs such as the Responsible Minerals Initiative’s (RMI) RMAP smelter or refiner validation program.

●	Send follow up letters to high-risk unresponsive suppliers, and to suppliers with Conflict Minerals from the DRC and the CAHRAs from uncertified smelters.

●	Continue to implement our CM policy.

●	Enhance use of tools for improved supplier responses.

●	Continue to include or attempt to include a conflict minerals flow-down clause in new or renewed supplier contracts.

●	Request suppliers to procure materials through validated smelters or refiners pursuant to the RMI or other approved resources and request suppliers to take mitigating actions in case they do not.

Annex 1

Reported Names and Locations of Smelters or Refiners

Smelter Metal	Smelter Name	Smelter Country
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	PAMP S.A.	SWITZERLAND
Gold	8853 S.p.A.	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold LLC	United Arab Emirates
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Brazil	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	ATAkulche	Turkey
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR	Canada
Gold	Cendres + M?taux SA	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy

Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DEGUSSA	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Geib Refining Corporation	United States
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Fujian Zijin mining stock company gold smelter	China
Gold	Great Wall Precious Metals Co,. LTD.	China
Gold	Guangdong Gaoyao Co	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	JCC	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	Kundan Care Products Ltd.	India
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	LinBao Gold Mining	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L\\\'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Kinzoku Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Remondis Argentia B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samdok Metal	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	China's Shandong Gold Mining Co., Ltd	China

Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Gold	Fenix Metals	POLAND
Gold	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Gold	Global Tungsten & Powders Corp.	UNITED STATES
Gold	Japan New Metals Co., Ltd.	JAPAN
Gold	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Gold	Kennametal Fallon	UNITED STATES OF AMERICA
Gold	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	PT Artha Cipta Langgeng	INDONESIA
Gold	QuantumClean	UNITED STATES OF AMERICA
Gold	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Gold	WBH	AUSTRIA
Gold	Xiamen Tungsten Co., Ltd.	CHINA
Gold	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Gold	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Gold	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Gold	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Gold	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Niagara Refining LLC	UNITED STATES OF AMERICA
Gold	Metallo-Chimique N.V.	BELGIUM
Gold	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Gold	PT Bangka Serumpun	INDONESIA
Gold	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	Cronimet Brasil Ltda	BRAZIL
Gold	CRM Synergies	SPAIN
Gold	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	MEM(Sumitomo Group)	Japan
Gold	SungEel HiTech	KOREA, REPUBLIC OF

Gold	T.C.A S.p.A	Italy
Gold	Shonan Plant Tanaka Kikinzoku	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Metallurgie Hoboken Overpelt	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	AGR (Perth Mint Australia)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	China Henan Zhongyuan Gold Smelter	China
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Marsam Metals	BRAZIL
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION
Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Tony Goetz NV	BELGIUM
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	Super Dragon Technology Co., Ltd.	China

Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Gold	Coimpa Industrial LTDA	Brazil
Gold	Sam Precious Metals	United Arab Emirates
Gold	Unknown	UNKNOWN
Gold	Dongwu Gold Group	CHINA
Gold	Value Trading	BELGIUM
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA
Gold	MD Overseas	INDIA
Gold	Sellem Industries Ltd.	MAURITANIA
Gold	Sancus ZFS (L	COLOMBIA
Gold	Alexy Metals	UNITED STATES OF AMERICA
Gold	K.A. Rasmussen	NORWAY
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Academy Precious Metals (China) Co. LTD	CHINA
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	ARY Aurum Plus	UNITED ARAB EMIRATES
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Baiyin Nonferrous Group Co.,Ltd	CHINA
Gold	Bauer Walser AG	GERMANY
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Changzhou Chemical Research Institute Co., LTD	CHINA
Gold	China Gold Deal Investment Co., Ltd.	CHINA
Gold	China Gold International Resources Corp. Ltd.	CHINA
Gold	China National Gold Group Corporation	CHINA
Gold	Codelco	CHILE
Gold	Colt Refining	UNITED STATES OF AMERICA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF

Gold	DHF Technical Products	UNITED STATES OF AMERICA
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Feinh	GERMANY
Gold	Hang Seng Technology	CHINA
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Hung Cheong Metal Manufacturing Limited	CHINA
Gold	I-PEX Inc.	JAPAN
Gold	Jinlong Copper Co.,Ltd.	CHINA
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	MK Electron co., Ltd.	KOREA, REPUBLIC OF
Gold	Morris and Watson Gold Coast	AUSTRALIA
Gold	N.E.Chemcat Corporation	JAPAN
Gold	Nyrstar Clarksville	UNITED STATES OF AMERICA
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	Precious Metal Sales	UNITED STATES OF AMERICA
Gold	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	CHINA
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	ScotiaMocatta, The Bank of Nova Scotia	HONG KONG
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co. Ltd.	CHINA
Gold	Shandong Zhongkuang Group Co.,Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA
Gold	Sino-platinum Metals CO.,Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Standard Bank Group	HONG KONG
Gold	SUNTAIN CO., LTD.	TAIWAN
Gold	Suzhou Xingrui Noble Metal Material Co., Ltd.	CHINA
Gold	Tai zhou chang san Jiao electron Co.,Ltd.	CHINA
Gold	Tsai Brother Industries	TAIWAN
Gold	TSK Pretech	KOREA, REPUBLIC OF
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Wuzhong Group	CHINA
Gold	Yamato Denki Ind. Co., Ltd.	JAPAN
Gold	Yantai Zhaojin Kanfort Precious Metals Incorporated Company	CHINA
Gold	Yunnan Metallurgical Group Co., Ltd	CHINA

Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	Al Ghaith Gold	UNITED ARAB EMIRATES
Gold	Guangdong Hua Jian Trade Co., Ltd.	CHINA
Gold	Jinlong Copper Co., Ltd.	CHINA
Gold	Nyrstar Metals	UNITED STATES OF AMERICA
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA
Gold	Shandong Hengbang Smelter Co., Ltd.	CHINA
Gold	Shandong Yanggu Xiangguang Co., Ltd.	CHINA
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	CHINA
Gold	Sino-Platinum Metals Co., Ltd.	CHINA
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	CHINA
Gold	Zhuhai toxic materials Monopoly Ltd.	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd	CHINA
Gold	Shandong penglai gold smelter	CHINA
Gold	TAIWAN TOTAI CO., LTD.	TAIWAN
Gold	Xiamen JInbo Metal Co., Ltd.	CHINA
Gold	Zhaojun Maifu	CHINA
Gold	Hop Hing electroplating factory Zhejiang	CHINA
Gold	SuZhou ShenChuang recycling Ltd.	CHINA
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL
Gold	Jin Jinyin Refining Co., Ltd.	CHINA
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	UNKNOWN
Gold	Bauer-Walser AG	GERMANY
Gold	Accurate Refining Group	UNITED STATES OF AMERICA
Gold	Alldyne Powder Technologies	Germany
Gold	Dai-ichi Seiko	Japan
Gold	Tai Perng	Indonesia
Gold	Wang Ting	China
Gold	Zhuzhou Smelting Group Co., Ltd.	China
Gold	Austin powder	United States of America
Gold	Changsanjiao Elc.	China
Gold	Changzhou Chemical Research Institute Co. Ltd.	China
Gold	Cooperativa Metalurgica de Rondonia Ltda.	Brazil
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)/Baiyin Nonferrous Metals Corporation	China

Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China
Gold	Kosak Seiren	Japan
Gold	Nohon Material Corporation	Japan
Gold	Precious Metals Sales Corp.	United States of America
Gold	Realized the Enterprise Co., Ltd.	China
Gold	Rio Tinto Group	Australia
Gold	Sanmenxia Hengsheng science and technology, research and development Co., LTD	China
Gold	Shan Dong Huangjin	China
Gold	Shandon Jin Jinyin Refining Limited	China
Gold	Standard Bank	Hong Kong
Gold	Suzhou Xingrui Noble	China
Gold	Yantai Zhaojin Lifu Precious Metals Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F & X	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	H.C. Starck Goslar	GERMANY
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA
Tantalum	Minerao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	NORTH MACEDONIA, REPUBLIC OF
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Solikamsk	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	ULBA	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	RFH	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA
Tantalum	Hi-Temp	UNITED STATES OF AMERICA
Tantalum	Zhuzhou Cemented Carbide Group	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	PowerX Ltd.	Rwanda
Tantalum	RFH Recycling Metals Co., Ltd.	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China
Tantalum	5D Production OU	ESTONIA
Tantalum	Advanced Metallurgical Group N.V. (AMG)	UNITED STATES OF AMERICA
Tantalum	ANHUI HERRMAN IMPEX CO., LTD	CHINA
Tantalum	Avon Specialty Metals	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tantalum	Gannon & Scott	UNITED STATES OF AMERICA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Meta Materials	NORTH MACEDONIA
Tantalum	PM Kalco Inc	UNITED STATES OF AMERICA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	CHINA
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN

Tantalum	ANHUI HERRMAN IMPEX CO.	CHINA
Tantalum	Global Advanced Metals	UNITED STATES OF AMERICA
Tantalum	Nantong Tongjie Electrical Co., Ltd.	CHINA
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	CHINA
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tantalum	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tantalum	Rui Da Hung	TAIWAN
Tantalum	AMG Brasil	Brazil
Tantalum	AMG Mining Mibra Mine	Brazil
Tantalum	H.C. Starck Group	Germany
Tantalum	Plansee	Austria
Tantalum	PT Babel Inti Perkasa	Indonesia
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA
Tin	China Tin (Hechi)	CHINA
Tin	Brand RBT	INDONESIA
Tin	Kundur Smelter	INDONESIA
Tin	Mentok Smelter	INDONESIA
Tin	Thai Solder Industry Corp., Ltd.	THAILAND
Tin	Chengfeng Metals Co Pte Ltd	CHINA
Tin	China Yunnan Tin Co Ltd.	CHINA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	Alent plc	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Elmet S.L.U.	Spain
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	DS Myanmar	Myanmar
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Jiangxi Nanshan	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma\\\\\\\'anshan Weitai Tin Co., Ltd.	China
Tin	Metallic Resources, Inc.	United States
Tin	Mineracao Taboca S.A.	Brazil
Tin	Funsur Smelter	Peru
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	OMSA	Bolivia
Tin	Pongpipat Company Limited	Myanmar

Tin	CV Nurjanah	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	Brand IMLI	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA

Tin	CV United Smelting	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	China Rare Metal Material Co., Ltd.	CHINA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	VQB Mineral and Trading Group JSC	VIETNAM
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic
Tin	TRATHO Metal Quimica	Brazil
Tin	Feinh?tte Halsbr?cke GmbH	Germany
Tin	Rian Resources SDN. BHD	Malaysia
Tin	KESTER	JAPAN
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	5N Plus	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN
Tin	Alent Alpha Metals (Shenzhen) Co., Ltd.	CHINA
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN
Tin	Alpha Metals Korea Ltd	KOREA, REPUBLIC OF
Tin	An Thai Minerals Co., Ltd.	VIETNAM
Tin	Angelcast Enterprise Co., Ltd.	TAIWAN
Tin	Arco Alloys Corp.	UNITED STATES OF AMERICA
Tin	Baoshan Iron & Steel Co., Ltd.	CHINA
Tin	Brinkmann Chemie AG	GERMANY
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	Da Nang Processing Import and Export Joint Stock	VIETNAM
Tin	DingNan JiaWang HuanBao Co. LTD	CHINA
Tin	DONG GUAN SHI XI DA HAN XI PRODUCT CO., LTD	CHINA
Tin	Dragon Silver Holdings Limited	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA

Tin	Gold Bell Group	CHINA
Tin	GuangDong Jiatian Stannum Products Co., Ltd	CHINA
Tin	Guangxi Non-ferrous Metals Group Co..ltd	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd	CHINA
Tin	Hayes Metals Pty Ltd	NEW ZEALAND
Tin	Hezhou Jinwei Tin Co., Ltd	CHINA
Tin	HighTech Components Co., Ltd.	TAIWAN
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	CHINA
Tin	HUIZHOU LIAN JING METAL MATERIAL CO.,LTD	CHINA
Tin	Hunan Xianghualing Tin Co. ltd	CHINA
Tin	IBF IND Brasileira de Ferrolligas Ltda	BRAZIL
Tin	IMPAG Group	SWITZERLAND
Tin	Ishihara Chemical Co. Ltd.	JAPAN
Tin	JAU JANQ ENTERPRISE CO., LTD.	TAIWAN
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tin	JU TAI INDUSTRIAL CO.,LTD	CHINA
Tin	KARAS PLATING LTD	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN
Tin	KOBE STEEL, LTD.	CHINA
Tin	Kovohute Pribram nastupnicka, a. s.	CZECHIA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	M/s ECO Tropical Resources	SINGAPORE
Tin	Ma On Shuguang Smelting Plant	CHINA
Tin	Materials Eco-Refining CO.,LTD	JAPAN
Tin	Medeko cast, s.r.o.	SLOVAKIA
Tin	Minchali Metal Industry Co.,Ltd	TAIWAN
Tin	Ming Li Jia Smelt Metal Factory	CHINA
Tin	Minmetals Ganzhou Tin Co. Ltd	CHINA
Tin	Minsur	CHINA
Tin	Ney Metals and Alloys	UNITED STATES OF AMERICA
Tin	Nihon Superior Co., Ltd.	CHINA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA

Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	RedRing Solder (M) Sdn. Bhd.	MALAYSIA
Tin	Samhwa non-ferrorus Metal ind.co.ltd	KOREA, REPUBLIC OF
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA
Tin	Shangrao Xuri Smelting Factory	CHINA
Tin	Shenmao Technology Inc.	TAIWAN
Tin	Shenzhen Yi Cheng Industrial	CHINA
Tin	SIGMA TIN ALLOY CO., LTD	CHINA
Tin	SIZER METALS PTE LTD	SINGAPORE
Tin	Spectro Alloys Corp	UNITED STATES OF AMERICA
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA
Tin	Taicang City Nancang Metal Material Co.,Ltd	CHINA
Tin	Tamura Corporation	JAPAN
Tin	TIANSHUI LONG BO TECHNOLOGY CO.,LTD	CHINA
Tin	TIN PLATING GEJIU	CHINA
Tin	Tongding Metal Material Co., Ltd.	CHINA
Tin	Ultracore Co., Ltd.	THAILAND
Tin	Welley Solder Corporation	TAIWAN
Tin	Westfalenzinn	GERMANY
Tin	Westmetall GmbH & Co. KG	GERMANY
Tin	WUXI YUNXI SANYE SOLDER FACTORY	CHINA
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA
Tin	XiaMen YiQuan Precision Metal Co., Ltd	CHINA
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA
Tin	Zhongshan Jinye Smelting Co., Ltd	CHINA
Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA
Tin	Solder Court Ltd.	CHINA
Tin	Chofu Works	JAPAN
Tin	Dongguan City Xida Soldering Tin Products Co.	CHINA
Tin	Gejiu Yunxi Group Corp.	CHINA
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA

Tin	Guangxi Nonferrous Metals Group	CHINA
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA
Tin	Hezhou Jinwei Tin Co., Ltd.	CHINA
Tin	Jiang Jia Wang Technology Co.	CHINA
Tin	LIAN JING	CHINA
Tin	Ma An Shan Shu Guang Smelter Corp.	CHINA
Tin	Materials Eco-Refining Co., Ltd.	JAPAN
Tin	Minchali Metal Industry Co., Ltd.	TAIWAN
Tin	OMODEO A. E S. METALLEGHE SRL	ITALY
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	CHINA
Tin	Sichuan Guanghan Jiangnan casting smelters	CHINA
Tin	Sigma Tin Alloy Co., Ltd.	CHINA
Tin	Suzhou Nuonengda Chemical Co., Ltd.	CHINA
Tin	Taiwan Huanliang	TAIWAN
Tin	Top-Team Technology (Shenzhen) Ltd.	CHINA
Tin	WUJIANG CITY LUXE TIN FACTORY	CHINA
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	XURI	CHINA
Tin	Yifeng Tin	CHINA
Tin	Yuecheng Tin Co., Ltd.	CHINA
Tin	Yunnan Chengo Electric Smelting Plant	CHINA
Tin	Yunnan Copper Zinc Industry Co., Ltd.	CHINA
Tin	Yunnan Geiju Smelting Corp.	CHINA
Tin	Yunnan Industrial Co., Ltd.	CHINA
Tin	Yunnan Malipo Baiyi Kuangye Co.	CHINA
Tin	Zhongshan Jinye Smelting Co.,Ltd	CHINA
Tin	PT Timah Tbk	INDONESIA
Tin	Thailand Mine Factory	THAILAND
Tin	Three green surface technology limited company	CHINA
Tin	TONG LONG	CHINA
Tin	Yiquan Manufacturing	CHINA
Tin	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA
Tin	Taicang City Nancang Metal Material Co., Ltd.	CHINA
Tin	5NPLUS UK Ltd	UNITED KINGDOM
Tin	IMPAG AG	SWITZERLAND
Tin	Mitsui Mining & Smelting Co., Ltd	JAPAN
Tin	PSC VSMPO-AVISMA Corp.	RUSSIAN FEDERATION
Tin	A.L.M.T. TUNGSTEN Corp.	JAPAN

Tin	BML	INDONESIA
Tin	Ketabang	INDONESIA
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	CV JusTindo	INDONESIA
Tin	American Iron and Metal	China
Tin	Yunnan Tin Company Limited	China
Tin	Zhangzhou Hiromi Non-ferrous Metals Co., Ltd.	China
Tin	Zhangzhou Xiangcheng Hongyu Building	United States of America
Tin	ZhongShi	United States of America
Tin	Zhuhai Horyison Solder Co., Ltd.	China
Tin	GEJIU YE LIAN CHANG	China
Tin	Sandvik Material Technology	Malaysia
Tin	Shanghai Gold Exchange	Brazil
Tin	Shen Mao Solder (M) Sdn. Bhd	China
Tin	Spectro Alloys Corp.	United States of America
Tin	Furuuchi Chemical Corporation	Indonesia
Tin	Taiwan High-Tech Co., Ltd.	Taiwan
Tin	Taiwan's Lofty Enterprises Ltd.	Taiwan
Tin	Tamura	China
Tin	TAP	United States of America
Tin	TCC steel	China
Tin	TENNANT METAL PTY LTD.	China
Tin	Tianshui Ling Bo Technology Co., Ltd.	China
Tin	PT Seirama Tin Investment	Indonesia
Tin	Yunnan Dian'xi Tin Mine	United States of America
Tin	Yunnan Gejiu Smelting Corp.	China
Tin	Umicore SA Business Unit Precious Metals Refining	China
Tin	UNI BROS METAL PTE LTD	China
Tin	UNIFORCE METAL INDUSTRIAL CORP.	United States of America
Tin	Univertical International (Suzhou) Co., Ltd	United States of America
Tin	Untracore Co., Ltd.	Thailand
Tin	Welley	Taiwan
Tin	Tongding Group	Bolivia
Tin	Tosoh	Japan
Tin	Triumph Northwest	China
Tin	Xiamen Golden Egret Special Alloy Co. Ltd.	United States of America
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	Sincemat Co, Ltd.	China

Tin	Arco Alloys	United States of America
Tin	Fuji Metal Mining Corp.	Japan
Tin	Hulterworth Smelter	China
Tin	Ju Tai Industrial Co., Ltd.	China
Tin	Metallo Chimique	Belgium
Tin	Nathan Trotter & Co., Inc.	United States of America
Tin	Old City Metals Processing Co., Ltd.	China
Tin	Pan Light Corporation	Taiwan
Tin	PT Natari	Indonesia
Tin	Sizer Metals PTE Ltd	Singapore
Tin	Westmetall GmbH & Co.KG	Germany
Tin	Yan Nan Xi Ye Electrical Limited	China
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Molybdenum Co., Ltd.	CHINA
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	China National Non Ferrous	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen H.C.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	GEM Co., Ltd.	China
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Kenee Mining Corporation Vietnam	Vietnam
Tungsten	Lianyou Resources Co., Ltd.	Taiwan
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of
Tungsten	Avon Specialty Metals Ltd.	United Kingdom Of Great Britain And Northern
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	LLC Vostok	RUSSIAN FEDERATION
Tungsten	OOO	RUSSIAN FEDERATION
Tungsten	Artek LLC	RUSSIAN FEDERATION
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION
Tungsten	A.L.M.T. Corp.	CHINA
Tungsten	BESEEM MINING CO., LTD.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Imp.& Exp. Co. Ltd.	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiujiang Tanbre Co., Ltd.	CHINA
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA

Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	TaeguTec Ltd.	KOREA, REPUBLIC OF
Tungsten	Tungsten Diversified Industries LLC	UNITED STATES OF AMERICA
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Plansee Composite Materials GmbH	GERMANY
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	LLC Volstok	Russian Federation
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tungsten	PT Timah (Persero), Tbk	INDONESIA
Tungsten	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	Thaisarco	THAILAND
Tungsten	Zhuzhou Cement Carbide	CHINA
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Alta Group	Indonesia
Tungsten	Kanto Denka Kogyo Co., Ltd.	Thailand
Tungsten	Midwest Tungsten Wire Co.	Indonesia
Tungsten	CWB Materials	Indonesia
Tungsten	Electroloy Metal Pte	Indonesia
Tungsten	Fort Wayne Wire Die, Inc.	Indonesia
Tungsten	Toshiba Material Co., Ltd.	Japan
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Atlantic Metals	Indonesia
Tungsten	Beijing Zenith Materials	Indonesia
Tungsten	Changchun up-optotech	Indonesia
Tungsten	Ganzhou Hongfei Materials Co.	Indonesia
Tungsten	Ganzhou Grand Sea W & Mo Group Co., Ltd.	Indonesia
Tungsten	Hitachi	China
Tungsten	KIHONG T & G	Brazil
Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.	China
Tungsten	Daido Steel	Japan
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Mehra Ferro-Alloys Pvt. Ltd.	India
Tungsten	XTC,XTC Haicang,XTC H.C.	China

Annex 2

Reported Country of Origin

SMELTER COUNTRY
ANDORRA
AUSTRALIA
AUSTRIA
BELGIUM
BOLIVIA
BOLIVIA (PLURINATIONAL STATE OF)
BRAZIL
CANADA
CHILE
CHINA
COLOMBIA
CONGO, DEMOCRATIC REPUBLIC OF THE
CZECH REPUBLIC
CZECHIA
ESTONIA
FRANCE
GERMANY
GHANA
HONG KONG
INDIA
INDONESIA
ITALY
JAPAN
KAZAKHSTAN
KOREA, REPUBLIC OF
KYRGYZSTAN
LITHUANIA
MALAYSIA
MAURITANIA
MEXICO
MYANMAR
NETHERLANDS
NEW ZEALAND
NORTH MACEDONIA
NORWAY
PERU
PHILIPPINES
POLAND
PORTUGAL
RUSSIAN FEDERATION
RWANDA
SAUDI ARABIA
SINGAPORE
SLOVAKIA
SOUTH AFRICA
SPAIN
SUDAN
SWEDEN
SWITZERLAND
TAIWAN
TANZANIA, UNITED REPUBLIC OF
THAILAND
TURKEY
UGANDA
UNITED ARAB EMIRATES
UNITED KINGDOM
UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN
UNITED STATES
UZBEKISTAN
VIETNAM
ZAMBIA
ZIMBABWE